UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 20, 2007

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7234	13-1926739
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD	21075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 379-3600
_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 20, 2007, the Compensation Committee and the Board of Directors of GP Strategies Corporation, a Delaware corporation (“the Company”), approved amendments to the employment agreements of Scott N. Greenberg, Chief Executive Officer, and Douglas E. Sharp, President. The existing employment agreements of Mr. Greenberg and Mr. Sharp, as previously amended, were due to end on June 30, 2008. The amendments to both employment agreements extend the terms of the agreements indefinitely, subject to termination upon two years’ notice or for cause, as provided in the employment agreements. The amendments also delete the requirement for annual minimum mandatory salary increases and make other revisions as set forth in the amendments. Copies of the amendments to the employment agreements are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment, dated June 20, 2007, to Employment Agreement dated as of July 1, 1999 between the Company and Scott N. Greenberg.

10.2	Amendment, dated June 20, 2007, to Employment Agreement dated as of July 1, 1999 between the Company and Douglas E. Sharp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: June 26, 2007	/s/ Kenneth L. Crawford
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment, dated June 20, 2007, to Employment Agreement dated as of July 1, 1999 between the Company and Scott N. Greenberg.

10.2	Amendment, dated June 20, 2007, to Employment Agreement dated as of July 1, 1999 between the Company and Douglas E. Sharp.